EXHIBIT 99.1

United States Oil and Gas Corp Sells One of its Subsidiaries

AUSTIN, TX, October 7, 2011 -- United States Oil and Gas Corp (OTCQB: USOG) announced today that it has sold one of its subsidiaries, Turnbull Oil, to Jeff Turnbull, for cash and cancellation of debt. The effective date of the disposition of assets was October 1, 2011. The financial statements to be issued for the three months ended September 30, 2011 will reflect the sale.

About USOG

United States Oil and Gas Corp (OTCQB: USOG) is an oil and gas products, services, and technology company headquartered in Austin, Texas. Through our subsidiary, we market and distribute refined oil and gas (diesel, gasoline, propane, high octane racing fuels and lubricants) to wholesale and retail customers in the United States. We own and operate a gas station and convenience store in Belcourt, and hold approximately six acres of developable land in Bottineau, North Dakota. We are focused on acquiring and growing domestic mid size family-run oil and gas services businesses with historically profitable results, strong balance sheets, high profit margins, and solid management teams in place.

Cautionary Statement Regarding Forward-looking Information

The Company has tried to identify any forward-looking statements contained in this press release using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in or implied by such statements. The Company undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information catered in this press release including such forward-looking statements. Refer to “Item 1A – Risk Factors” in our Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission for a discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Contact:
James Crimi
Investor Relations
+1-512-464-1226
investor.relations@usaoilandgas.com